                                                                     EXHIBIT 4.2



                             SALON INTERNET, INC.

                 SECOND AMENDED AND RESTATED VOTING AGREEMENT


         THIS SECOND AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement") is made as of April 14, 1999, by and among Salon Internet, Inc., a California corporation (the "Company"), and the holders (the "Series A Investors") of the
                                                   ------------------
Company's Series A Preferred Stock (the "Series A Preferred"), the holders (the
                                         ------------------
"Series B Investors") of the Company's Series B Preferred Stock (the "Series B
 ------------------                                                   --------
Preferred"), the holders of the Company's Series C Preferred Stock (the "Series
---------                                                                ------
C Preferred") outstanding prior to the date of this Agreement (the "Prior Series
-----------                                                         ------------
C Investors") and the purchasers (the "New Series C Investors") of Series C
-----------                            ----------------------
Preferred (the Series A Investors, the Series B Investors, the Prior Series C Investors and the New Series C Investors are listed on Schedule A hereto and are
                                                       ----------
collectively referred to herein as the "Investors").
                                        ---------

         WHEREAS, the Series A Investors, the Series B Investors and the Prior Series C Investors are parties to that certain Voting Agreement dated September 18, 1998 (the "Prior Voting Agreement"); and
               ----------------------

         WHEREAS, in order to induce the New Series C Investors to purchase securities of the Company, the Company, the Series A Investors, the Series B Investors and the Prior Series C Investors have agreed to enter into this Agreement to amend, restate and supersede the Prior Voting Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

          1. Agreement to Vote. The Investors hereby agree to hold all of their
             -----------------
respective shares of Series A Preferred, Series B Preferred and Series C Preferred (collectively referred to hereafter as the "Preferred Stock")
                                                      ---------------
registered in their name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for the Preferred Stock, and any other voting securities of the Company subsequently acquired by such Investor) (hereinafter collectively referred to as the "Investor Shares")
                                                        ---------------
subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

          2. Voting; Board Composition. Subject to Section 7 hereof, the holders
             -------------------------
of the Investor Shares agree that, during the term of this Agreement, each Investor agrees to vote all Investor Shares in such manner as may be necessary to elect (and maintain in office), as members of the Company's Board of Directors, the following designees:

             (a) Two (2) individuals designated from time to time in a writing delivered to the Company and signed by shareholders representing, at the time in question, at least a majority of the voting power of all outstanding shares of Common Stock of the Company (the "Common Stock Designees");
                                  ----------------------

          (b) One (1) individual designated from time to time in a writing delivered to the Company and signed by shareholders representing, at the time in question, at least a majority of voting power of all shares of Series A Preferred Stock then outstanding and held by Adobe Ventures L.P. and Adobe Ventures II, L.P. (the "Series A Designee");
                        -----------------

          (c) One (1) individual designated from time to time in a writing delivered to the Company and signed by shareholders representing, at the time in question, a majority of the Series B Preferred Stock then outstanding and held by ASCII Ventures, L.P. (the "Series B Designee");
                              -----------------

          (d) One (1) individual designated from time to time in a writing delivered to the Company and signed by shareholders representing, at the time in question, a majority of the Series C Preferred Stock then outstanding and held by Constellation Ventures (the "Series C Designee");
                                -----------------

          (e) In the event that the number of authorized directors of the Company is increased to eight (8), then one (1) individual designated from time to time in writing delivered to the Company and signed by the shareholders representing, at the time in question, a majority of outstanding Series C Preferred (the "Additional Series C Designee"); and

          (f) Except as provided in Section 2(e) hereof, such additional individual or individuals as may be designated to serve as a director of the Company (the "Remaining Director(s)") from time to time by a majority of the
              ---------------------
Common Stock Designees, the Series A Designee, the Series B Designee, the Series C Designee and the Additional Series C Designee, if any.

     For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 2 is hereinafter referred to as a "Board Designee";
                                                              --------------
and (ii) any individual, entity, or group of individuals and/or entities who, with respect to the Common Stock Designees, the Series A Designee, the Series B Designee, the Series C Designee and the Additional Series C Designee, if any, has the right to designate one or more Board Designees for election to the Company's Board of Directors or, with respect to the Remaining Director(s), the Common Stock Designees, the Series A Designee, the Series B Designee, the Series C Designee and the Additional Series C Designee, if any, acting pursuant to the foregoing provisions of this Section 2, is hereinafter referred to as a "Designator" or as "Designators," as applicable.
 ----------         -----------

     3. Initial Board Members. As of the date hereof, the Common Stock Designees
        ---------------------
are Michael O'Donnell and David Talbot, the Series A Designee is Standish O'Grady, the Series B Designee is Sada Chidambarum, the Series C Designee is Ronald Celmer and the Remaining Directors are James Rosenfield and Norman Lear.

     4. Changes in Board Designees. Subject to the provisions hereof, from time
        --------------------------
to time during the term of this Agreement, a Designator or Designators may, in their sole discretion:

          (a) elect to remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 2; and/or

          (b) designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 2 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat); provided such removal and/or designation of a Board
                             --------
Designee is approved in a writing signed by such Designators who are entitled to designate such Board Designee under Section 3. In the event of such removal and/or designation of a Board Designee under this Section 4, the Investors shall vote the Investor Shares as provided in Section 2 to cause: (a) the removal from the Company's Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designator or Designators; and (b) the election to the Company's Board of Directors of any new Board Designee or Designees so designated for election to the Company's Board of Directors by the appropriate Designator or Designators.

     Any action by the Common Stock Designees, the Series A Designee, the Series B Designee, the Series C Designee and the Additional Series C Designee, if any, with respect to the Remaining Directors must be by a majority of such parties. In the event that there is a vacancy in the seat held by any of each of the Common Stock Designees, the Series A Designee, the Series B Designee, the Series C Designee or the Additional Series C Designee, if any, the Designator(s) of such Designee(s) may take action with respect to the Remaining Directors under
Section 4 by written notice signed by the requisite majority or majorities of such Designator(s), as applicable. The Designators of the Remaining Directors will cooperate in good faith in connection with the actions set forth in this
Section 4.

     5.   Notice; Cumulative Voting. The Company shall promptly give each of the
          -------------------------
Investors written notice of any change in composition of the Company's Board of Directors and of any proposal by a Designator or Designators to remove or elect a new Board Designee. In any election of directors pursuant to this Agreement, the Investors shall vote their shares in a manner sufficient to elect to the Company's Board of Directors the individuals to be elected thereto as provided in this Agreement, utilizing cumulative voting, if and to the extent necessary to do so.

     6.   Successors in Interest.
          ----------------------

          (a) The provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares. The Company shall not permit the transfer of any of the Investor Shares on its books or issue new certificates representing any of the Investor Shares unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, pursuant to which such person becomes a party to this Agreement, and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

          (b) Each certificate representing any of the Investor Shares shall bear a legend reading as follows:

          THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE ISSUER) THAT CONTAINS CERTAIN VOTING OBLIGATIONS IMPOSED ON THE HOLDER OF THESE SHARES, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AGREEMENT.

     7.   Termination. This Agreement shall terminate in its entirety and be of
          -----------
no further force or effect upon the consummation by the Company of a public offering of its Common Stock under the Securities Act of 1933, as amended. The parties' rights and obligations with respect to: (i) Section 2(b) hereof shall terminate when there are less than or equal to five hundred thousand (500,000) shares of Series A Preferred outstanding (adjusted for stock splits, stock combinations, stock dividends and the like), (ii) Section 2(c) hereof shall terminate when there are less than or equal to five hundred thousand (500,000) shares of Series B Preferred outstanding (adjusted for stock splits, stock combinations, stock dividends and the like), and (iii) Sections 2(d) and 2(e) hereof shall terminate when there are less than or equal to five hundred thousand (500,000) shares of Series C Preferred outstanding (adjusted for stock splits, stock combinations, stock dividends and the like).

     8.   Amendments and Waivers. Any term hereof may be amended and the
          ----------------------
observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors or their assigns holding not less than two-thirds of each of the Series A, Series B and Series C Preferred held by all parties hereto; provided, however, that in no event shall Sections 2(d) and
                --------  -------
7(iii) be amended or waived without the consent of Constellation Ventures. Any amendment or waiver so effected shall be binding upon the Company, all parties hereto, any assignee of any such party, and any other shareholder of the Company subject to the terms of this Agreement.

     9.   Stock Splits, Stock Dividends, etc. In the event of any stock split,
          ----------------------------------
stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Investor Shares shall become "Investor Shares" for purposes of this Agreement and shall be endorsed with the legend set forth in
Section 3(b) hereof and all numbers set forth herein shall be appropriately adjusted.

     10.  Enforceability/Severability. The parties hereto agree that each
          ---------------------------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law,
(a) such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the Investor Shares shall be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

     11.  Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the State of California without reference to conflict of law provisions.

     12.  Notices. All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to an Investor, at such address as such Investor shall have furnished to the Company, (b) if to the Company, at 760 Mission Street, 2nd Floor, San Francisco, CA 94103, or at such other address as the Company shall have furnished to the Investors in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

     13.  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14.  Injunctive Relief. Each holder of Investor Shares agrees and
          -----------------
acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each holder may, in its sole discretion, apply for specific performance and injunctive relief in any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement.

     15.  Amendment of Rights of Series A Investors, Series B Investors and
          -----------------------------------------------------------------
Prior Series C Investors Under Prior Voting Agreement. Pursuant to Section 8 of
-----------------------------------------------------
the Prior Voting Agreement, the Company and the undersigned Series A Investors, Series B Investors and Prior Series C Investors, who are the holders of not less than two-thirds of the Series A Preferred, the Series B Preferred and the Series C Preferred outstanding as of the date of the Prior Voting Agreement, on behalf of themselves and all other Series A Investors, Series B Investors and Prior Series C Investors, agree that all rights and obligations under the Prior Voting Agreement shall be amended and restated as set forth in this Agreement and that the Prior Voting Agreement shall be of no further force and effect.

                 [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Voting Agreement as of the day and year first above written.



                                    COMPANY:

                                    SALON INTERNET, INC.

                                    By:  /s/ Michael O'Donnell
                                        -------------------------------
                                         Michael O'Donnell, President

                         COUNTERPART SIGNATURE PAGE TO
                 SECOND AMENDED AND RESTATED VOTING AGREEMENT

SERIES A INVESTORS

     ADOBE VENTURES, L.P.

     By:      Its general partner,
              H&Q Adobe Ventures Management L.P.,
     By:      Its general partner,
              H&Q Adobe Ventures Management Corp.,
     By:      Its president,
              Standish O'Grady

     By: /s/ Standish O'Grady
        --------------------------
          Standish O'Grady

     H&Q SALON INVESTORS, L.P.

     By: /s/ Authorized Signatory
        --------------------------
     Title: Title
           -----------------------

                         COUNTERPART SIGNATURE PAGE TO
                 SECOND AMENDED AND RESTATED VOTING AGREEMENT

SERIES B INVESTORS

         ADOBE VENTURES, L.P.

         By:      Its general partner,
                  H&Q Adobe Ventures Management L.P.,
         By:      Its general partner,
                  H&Q Adobe Ventures Management Corp.,
         By:      Its president,
                  Standish O'Grady

         By: /s/ Standish O'Grady
            ----------------------------
                  Standish O'Grady

         H&Q SALON INVESTORS, L.P.

         By: /s/ Authorized Signatory
            ----------------------------

         Title:   Title
                ------------------------

         ASCII VENTURES, L.P.

         By: /s/ Authorized Signatory
            ----------------------------

         Title:   Title
                ------------------------

         BORDERS GROUP, INC.

         By: /s/ Authorized Signatory
             ---------------------------

         Title:   Title
                ------------------------

                        COUNTERPART SIGNATURE PAGE TO
                 SECOND AMENDED AND RESTATED VOTING AGREEMENT


PRIOR SERIES C INVESTORS

     ADOBE VENTURES, L.P.

     By:   Its general partner,
           H&Q Adobe Ventures Management L.P.,
     By:   Its general partner,
           H&Q Adobe Ventures Management Corp.,
     By:   Its president,
           Standish O'Grady

     By: /s/ Standish O'Grady
         ----------------------------
           Standish O'Grady

     H&Q SALON INVESTORS, L.P.

     By: /s/ Authorized Signatory
         ----------------------------

     Title:   Title
            -------------------------

     ASCII VENTURES, L.P.

     By: /s/ Authorized Signatory
         ----------------------------

     Title:   Title
            -------------------------

     WHOLE EARTH LECTRONIC LINK, INC.

     By: /s/ Authorized Signatory
         ----------------------------

     Title:   Title
            -------------------------


      /s/ Bruce Katz
     --------------------------------
           Bruce Katz

      /s/ Gail Williams
     --------------------------------
           Gail Williams

                        COUNTERPART SIGNATURE PAGE TO
                 SECOND AMENDED AND RESTATED VOTING AGREEMENT


NEW SERIES C INVESTORS

IF THE INVESTOR IS AN ENTITY:

     Authorized Signatory
-----------------------------------------
       Print Name of Entity

By: /s/ Authorized Signatory
   --------------------------------------
          Signature

Title:    Title
      -----------------------------------

IF THE INVESTOR IS AN INDIVIDUAL:

  /s/ Authorized Signatory
-----------------------------------------
          Signature

      Authorized Signatory
-----------------------------------------
          Print Name

                                   EXHIBIT A
                                   ---------

SERIES A HOLDERS                                  Number of Shares
----------------                                  ----------------
Adobe Ventures L.P.                                    3,750,000
H&Q Salon Investors, L.P.                              1,250,000
                                                  ================
Series A TOTAL:                                        5,000,000

SERIES B HOLDERS
----------------

Adobe Ventures, L.P.                                   474,683
H&Q Salon Investors, L.P.                              158,228
ASCII Ventures, L.P.                                   632,911
Borders Group, Inc.                                    632,911
                                                  ================
Series B TOTAL:                                      1,898,733

PRIOR SERIES C HOLDERS
----------------------

Adobe Ventures II, L.P.                              1,159,793
ASCII Ventures, L.P.                                   257,732
H&Q Salon Investors, L.P.                              386,598
Whole Earth Lectronic Link, Inc.                       909,550
Bruce Katz                                               5,530
Gail Williams                                           12,757
                                                  ================
Series C TOTAL:                                      2,731,960